     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 12, 1999

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 TIFFANY & CO.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                           13-3228013
     (STATE OF INCORPORATION OR ORGANIZATION)             (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

           727 FIFTH AVENUE, NEW YORK, NEW YORK 10022, (212) 755-8000 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            PATRICK B. DORSEY, ESQ.
  C/O TIFFANY & CO. 727 FIFTH AVENUE, NEW YORK, NEW YORK 10022, (212) 755-8000 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                WITH A COPY TO:

                             STEVEN R. FINLEY, ESQ.
 GIBSON, DUNN & CRUTCHER LLP, 200 PARK AVENUE, NEW YORK, NEW YORK 10166, (212)
                                    351-4000
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED MAXIMUM        PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF           AMOUNT TO BE           OFFERING PRICE        AGGREGATE OFFERING          AMOUNT OF
 SECURITIES TO BE REGISTERED          REGISTERED               PER UNIT                PRICE(1)            REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
  value(2)....................            --                      --                      --
------------------------------------------------------------------------------------------------------------------------------
Debt securities(3)............            --                     100%                     --
------------------------------------------------------------------------------------------------------------------------------
          Total...............       $125,000,000                 --                      --                   $34,750
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) Such amount represents the aggregate offering price of the securities registered hereunder. These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Exclusive of accrued interest, if any, on the debt securities.
(2) Such indeterminate number of shares of Common Stock as may, from time to time, be issued at indeterminate prices, including shares of Common Stock issuable upon conversion of any debt securities that are convertible into Common Stock.
(3) The debt securities to be offered hereunder will consist of one or more series of senior debt securities or subordinated debt securities or any combination thereof, as more fully described herein.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JULY 12, 1999

                                 TIFFANY & CO.

                            ------------------------
                                  $125,000,000

                            ------------------------

                                  COMMON STOCK

                                DEBT SECURITIES

     By this prospectus, we may from time to time offer shares of common stock or debt securities. We will provide specific terms of the offering of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                            ------------------------

     SEE "RISK FACTORS" ON PAGE 4 OF THIS PROSPECTUS AND THOSE RISK FACTORS CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT, IF ANY, FOR INFORMATION YOU SHOULD CONSIDER BEFORE BUYING THE SECURITIES.

                            ------------------------

     This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

                            ------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            The date of this prospectus is                  , 1999.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell any combination of securities described in this prospectus in one or more offerings up to a total dollar amount of $125,000,000.

     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities we may offer under this prospectus. You can read that registration statement at the SEC's web site or at the SEC's offices mentioned under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the common stock and debt securities. For further information on Tiffany & Co. and the securities we are offering in this prospectus, you should refer to our registration statement, its exhibits and the documents incorporated by reference therein. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus and the accompanying prospectus supplement may not contain all the information that you may find important, you should review the full text of those documents.

     You should rely only on the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or in the accompanying prospectus supplement, as well as information we previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front cover of this prospectus or the accompanying prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since those dates.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to "incorporate by reference" the information we file with the SEC, which means:

     - incorporated documents are considered part of the prospectus,

     - we can disclose important information to you by referring you to those documents and

     - information that we file with the SEC will automatically update and supersede this prospectus.

     We incorporate by reference the documents listed below which we filed with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"):

     - our Annual Report on Form 10-K for the fiscal year ended January 31, 1999,

     - our Quarterly Report on Form 10-Q for the quarter ended April 30, 1999,

     - our Current Reports on Form 8-K filed March 4, 1999 and May 21, 1999,

     - our definitive Proxy Statement filed with the SEC on April 8, 1999 for our Annual Meeting of Stockholders held on May 20, 1999 and

     - the description of our common stock contained in the Registration Statement filed with the SEC on Form S-1 (Registration No. 33-12818), as most recently amended in the prospectus for the our common stock dated May 5, 1987, as supplemented by the Registration Statement dated November 18, 1988, filed with the SEC on Form 8-A, as most recently amended by Form 8-A/A dated September 24, 1998 and filed on September 25, 1998.

     We also incorporate by reference each of the following documents that we will file with the SEC (1) after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and (2) until all the securities offered by this prospectus have been sold:

     - reports filed under Sections 13(a) and (c) of the Exchange Act,

     - definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting and

     - any reports filed under Section 15(d) of the Exchange Act.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

       Tiffany & Co.
       Attention: Investor Relations Department
       727 Fifth Avenue
       New York, New York 10022
       Phone: (212) 605-4016

                                  THE COMPANY

     We are the renowned jeweler and specialty retailer whose products are distinguished by their design, quality and value. Tiffany's principal products are fine jewelry, timepieces, sterling silver goods, china, crystal, stationery, writing instruments, fragrances and personal accessories sold under the TIFFANY & CO. trademark. From our roots at a single New York City store, we have expanded to locations in the Americas, Asia and Europe. Our products are now sold in more than 100 TIFFANY & CO. stores and boutiques, as well as through other fine jewelers and select department stores, and through direct marketing to catalog and business customers.

     We pursue long-term growth through our strategies for expansion, merchandising, marketing and customer service -- always focused on our goal of being the world's most respected jewelry retailer.

                                  RISK FACTORS

     You should carefully consider the following risk factors as well as the other information included and incorporated by reference in this prospectus and the accompanying prospectus supplement before deciding to invest in our common stock or debt securities, as the case may be.

AS WE DEPEND ON THE JAPANESE MARKET FOR A SIGNIFICANT PORTION OF OUR OPERATING EARNINGS, A DOWNTURN IN THE JAPANESE MARKET COULD ADVERSELY AFFECT OUR BUSINESS.

     We derive a significant share of operating earnings from our operations in Japan. That share is larger than Japan's percentage of our total net sales. Total Japan sales represented approximately 27% of our net sales in each of our fiscal years ended January 31, 1997, 1998 and 1999. Therefore, a substantial decline in Japan sales would likely have a significant adverse effect on our earnings. Also, our ability to meet sales and earnings estimates for any single fiscal year is based upon the assumption that there will not be a substantial adverse change in the exchange relationship between the Japanese yen and the U.S. dollar throughout the fiscal year.

     Our commercial relationship with Mitsukoshi, Ltd. and Mitsukoshi's ability to continue as a leading department store operator have been and will continue to be substantial factors in our continued success in Japan. TIFFANY & CO. boutiques are located in 30 Mitsukoshi department stores and other retail locations operated by Mitsukoshi in Japan. We also operate 13 boutiques in department stores other than Mitsukoshi, in locations within Japan but outside of Tokyo, and plan to open more.

     In recent years, the Japanese department store industry has, in general, suffered declining sales. There is a risk that these financial difficulties will force consolidations or store closings. Should one or more Japanese department store operators, such as Mitsukoshi, elect or be required to close one or more stores now housing a TIFFANY & CO. boutique, our sales and earnings would be reduced while alternate premises are being secured.

IF CONSUMERS REDUCE THEIR DISCRETIONARY PURCHASES OF LUXURY GOODS AS A RESULT OF ECONOMIC CONDITIONS OR OTHERWISE, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

     As is the case with any retailer, wholesaler or direct marketer of consumer goods, our financial success is partially dependent on economic conditions and consumer attitudes. TIFFANY & CO. products are, or are widely perceived to be, "luxury" goods. Therefore, purchases of TIFFANY & CO. products are often discretionary. Low or negative growth in the economy or in the financial markets could reduce discretionary spending and, accordingly, reduce our sales.

WE ARE DEPENDENT ON TWO LICENSE AGREEMENTS FOR THE DESIGN OF A SIGNIFICANT PORTION OF OUR JEWELRY. IF EITHER OR BOTH OF THESE AGREEMENTS WERE TO BE TERMINATED BY THE LICENSORS, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

     We have been the sole licensee for jewelry designed by Elsa Peretti since 1974 and by Paloma Picasso since 1980. In the fiscal year ended January 31, 1999, Ms. Peretti's designs represented approximately 15% of our total net sales, and sales of Ms. Picasso's designs represented approximately 3% of our total net sales. Ms. Peretti and Ms. Picasso each retain ownership of their respective trademarks and of the copyrights for their respective designs. Written license agreements exist between Ms. Peretti and Tiffany and between Ms. Picasso and Tiffany, but those agreements may be terminated by either party following six months' notice to the other party. Our operating results could be adversely affected if either license agreement were terminated or substantially changed.

THE SUPPLY AND PRICE OF ROUGH DIAMONDS ARE SIGNIFICANTLY INFLUENCED BY A SINGLE ENTITY, OVER WHICH WE EXERT NO CONTROL. IN ADDITION, WE RELY UPON THREE KEY VENDORS FOR THE SUPPLY OF OUR CUT DIAMONDS.

     Diamond jewelry accounts for approximately 21% of our net sales. The supply and price of rough (uncut and unpolished) diamonds in the principal world markets have been and continue to be significantly influenced by a single entity, the Central Selling Organization of De Beers Centenary AG, a Swiss corporation. The Central Selling Organization supplies approximately 70% of the world market for rough, gem-quality diamonds. Through affiliates, the Central Selling Organization continues to exert a significant influence on the demand for polished diamonds by its advertising and marketing efforts throughout the world.

     The availability and price of diamonds to the Central Selling Organization and our suppliers may be, to some extent, dependent on the political situation in diamond-producing countries, the opening of new mines and the continuance of the prevailing supply and marketing arrangements for rough diamonds. Our operations may be adversely affected by sustained interruption in the supply of rough diamonds, an over-abundance of supply or a substantial change in the marketing arrangements described above.

     The Central Selling Organization is testing a program to authenticate and "brand" cut and polished diamonds with the Central Selling Organization's proprietary trademark. Such a program, coupled with a change in the marketing and advertising policies of the Central Selling Organization's affiliates, could affect consumer demand for diamonds that do not bear the Central Selling Organization's trademark. We may or may not carry Central Selling
Organization-branded diamonds in the future.

     We purchase cut diamonds principally from three key vendors. Were our trade relations with one or more of these vendors to be disrupted, our sales would be adversely affected in the short term until alternative supply arrangements could be established.

WE ARE SUBJECT TO INTENSE COMPETITION, PARTICULARLY OUTSIDE THE UNITED STATES AND JAPAN.

     We encounter significant competition in all of our product lines from other third-party providers, some of which specialize in just one area in which we are active. Many of our competitors have established reputations for style and expertise similar to ours and compete on the basis of value. Other jewelers and retailers compete primarily through advertised price promotion. We compete on the basis of quality and value and do not engage in price promotional advertising.

     The international marketplace for our products is highly competitive. Although we believe that TIFFANY & CO. is known internationally, and although Tiffany did operate retail stores in London and Paris prior to World War II, we did not have a retail presence in Europe in the post-war era until 1986. Accordingly, consumer awareness of Tiffany and our products is not as strong in Europe as in the United States or in Japan, where Tiffany has distributed its products for many years. We expect that our overseas stores will continue to experience intense competition from established retailers in international cities where TIFFANY & CO. stores are or may eventually be located.

     We also face increasing competition in the area of direct marketing. A growing number of direct sellers compete for access to the same mailing lists of known purchasers of luxury goods. In marketing service awards and business gifts to corporations and other organizations, we face numerous competitors who sell a wide variety of products at a greater price range than we sell, as we have chosen to offer a more limited selection in order to adhere to our established quality standards.

OUR RESULTS OF OPERATIONS ARE DEPENDENT ON OUR ABILITY TO SUCCESSFULLY IMPLEMENT OUR RETAIL
EXPANSION PROGRAM.

     Our ability to continue our scheduled worldwide retail expansion program is dependent upon our ability to obtain desirable locations on suitable lease terms and complete construction on a timely basis. In addition, the timing and success of expansion outside the United States will depend upon import taxes and duties and the extent of consumer demand for TIFFANY & CO. products in overseas markets. These factors vary from market to market.

WE MUST CONTINUE TO UPDATE AND INTEGRATE OUR INVENTORY MANAGEMENT AND DISTRIBUTION SYSTEMS IN ORDER TO KEEP PACE WITH OUR GROWTH.

     As we have grown, so have the demands placed on our distribution and inventory management systems. Our ability to sustain growth in sales and profitability is dependent upon our ability to successfully develop and integrate new systems, particularly for inventory management, into our operations and to further improve warehousing and distribution productivity.

AS OUR BUSINESS IS VERY SEASONAL, WE RELY ON A STRONG FOURTH QUARTER EACH YEAR.

     Our business is seasonal in nature, with the fourth quarter typically representing a proportionally greater percentage of annual sales, earnings from operations and cash flow. A downturn in economic conditions or consumer spending on luxury goods in the fourth quarter of any year would adversely affect our sales and earnings.

                                USE OF PROCEEDS

     Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges for each of the periods indicated is as follows:

                                                                               THREE MONTHS ENDED
                                     FISCAL YEAR ENDED JANUARY 31,                 APRIL 30,
                             ----------------------------------------------    ------------------
                              1995      1996      1997      1998      1999      1998       1999
                             ------    ------    ------    ------    ------    -------    -------
Ratio of earnings to fixed
  charges..................   3.39x     4.20x     6.21x     7.88x     8.03x     4.87x      5.00x

     We have computed these ratios by dividing earnings available for fixed charges for each period by fixed charges for that period. For purposes of these computations, we calculated "earnings" by adding our pre-tax income and our fixed charges. We calculated "fixed charges" by adding the interest we pay on our indebtedness, the amount we amortize for debt financing costs and our estimate of the amount of the interest element within our rental expense, which was assumed to be equal to one-third of our rental expense.

                         DESCRIPTION OF DEBT SECURITIES

     The following description is a summary of certain of the material provisions of the Indenture (as defined below) and the Debt Securities. This description does not restate the Indenture or the terms of the Debt Securities in their entirety. We urge you to read the Indenture because it, and not this description, will define your rights as a holder of the Debt Securities. The form of the Indenture is filed as an exhibit to the Registration Statement of which this prospectus is a part.

     The following description relates generally to every series of Debt Securities. The particular terms of any series of Debt Securities will be described in the applicable prospectus supplement. If so indicated in the applicable prospectus supplement, the terms of any such series may differ from the terms set forth below.

GENERAL

     Any series of Debt Securities will be issued under an Indenture (the
"Indenture"), dated as of                , between Tiffany & Co. and
            , as trustee (the "Trustee").

     The Indenture does not limit the aggregate principal amount of all Debt Securities or of any particular series of Debt Securities that may be issued thereunder. The Indenture provides that Debt Securities may be issued from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. The Indenture does not limit the amount of other debt that we may issue and does not contain financial or similar restrictive covenants. The Debt Securities will be direct, unsecured obligations of Tiffany & Co.

     We expect from time to time to incur additional indebtedness. The Indenture does not prohibit or limit our incurrence of additional indebtedness. The Indenture provides that there may be more than one Trustee under the Indenture with respect to different series of Debt Securities.

     The Indenture does not contain any provision intended to provide protection to holders of Debt Securities against a sudden or dramatic decline in our credit quality that could, for example, result from a takeover, recapitalization, special dividend or other restructuring.

     The applicable prospectus supplement will describe the following terms of the series of Debt Securities in respect of which this prospectus is being delivered:

     - the title of such Debt Securities and whether they will be senior securities or subordinated securities;

     - any limit upon the aggregate principal amount of such Debt Securities and the percentage of such principal amount at which such Debt Securities may be issued;

     - the date or dates on which the principal of such Debt Securities is scheduled to become payable;

     - the rate or rates, which may be fixed or variable, at which such Debt Securities will bear interest, if any, or the formula by which interest will be calculated, the date or dates from which interest will accrue, the dates on which any such interest will be payable and the regular record date for the interest payable on any interest payment date;

     - if other than The City of New York, the place or places where the principal of and premium, if any, and interest on Debt Securities will be payable, any Debt Securities may be surrendered for registration of transfer or for exchange and notices and demands in respect of the Debt Securities may be served;

     - the price or prices at which, the period or periods within which and the terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, at our option;

     - our obligation, if any, to redeem, purchase or repay Debt Securities pursuant to any sinking fund or analogous provision or at the option of the holder and the price or prices at which, the period or periods within which and the other terms and conditions on which the Debt Securities shall be redeemed, purchased or repaid, in whole or in part;

     - whether the Debt Securities are to be issued as fully registered securities, bearer securities or both, and with or without coupons or both;

     - whether the Debt Securities will be issued in whole or in part in the form of a Global Security and, in that case, the Depositary (if other than the Depository Trust Company) for such Global Security;

     - any additional covenants applicable to the Debt Securities;

     - the denominations in which registered Debt Securities of the series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which bearer Debt Securities of such series, if any, shall be issuable if other than the denomination of $5,000;

     - if other than the principal amount thereof, the portion of the principal amount of such Debt Securities that will be payable upon declaration of acceleration of the maturity thereof;

     - the currency or currency unit of payment of principal of and premium, if any, and interest on such Debt Securities, and any index used to determine the amount of principal of and premium, if any, and interest on such Debt Securities;

     - if other than as set forth in the applicable Indenture, any event of default with respect to the Debt Securities;

     - the form of the Debt Securities;

     - whether the Debt Securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions of conversion or exchange;

     - if other than the Trustee, the persons who will be the security registrar and the paying agent for the Debt Securities and the place or places where the security register for the Debt Securities will be maintained;

     - if warrants for the Debt Securities are to be issued, the form of such warrants, the circumstances under and the manner in which the warrants may be exercised, and any other term or condition regarding the warrants; and

     - any other terms of such Debt Securities.

PAYMENT

     Unless otherwise indicated in the applicable prospectus supplement, principal of, and any premium and interest, if any, on Debt Securities will be payable, and Debt Securities may be presented for registration of transfer, at our agency or office maintained for such purpose in the Borough of Manhattan, The City of New York.

FORM, REGISTRATION AND TRANSFER

     The Indenture provides that Debt Securities may be issued in fully registered form or as bearer securities with coupons attached. Unless otherwise indicated in the applicable prospectus supplement, Debt Securities will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. The Indenture provides that Debt Securities of any series may be issuable in permanent global form. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange.

     The Debt Securities may be issued as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the applicable prospectus supplement. "Original Issue Discount Security" means any Debt Security that provides for an amount less than its principal amount to be due and payable upon the declaration of acceleration of the maturity of the Debt Security in accordance with the terms of the Indenture.

     The applicable prospectus supplement relating to any series of Debt Securities that are Original Issue Discount Securities will describe the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such series of Original Issue Discount Securities upon the occurrence of an Event of Default.

COVENANTS

     In the Indenture, we have agreed:

          (1) to duly and punctually pay the principal of and any premium and interest on the Debt Securities of each series;

          (2) to maintain an office where Debt Securities may be presented for payment, for registration of transfer and for exchange, and where notices and demands may be served;

          (3) to preserve our corporate existence, rights and franchises, unless, in our good faith judgment, the failure to keep in full force and effect such corporate existence, rights or franchises could not, individually or in the aggregate, reasonably be expected to have a material adverse effect;

          (4) to pay all taxes, assessments, governmental charges or levies imposed on us or any of our properties, assets, income or franchises that have or might become a Lien on our properties or assets if unpaid, other than taxes, assessments, governmental charges or levies being contested in good faith and in appropriate proceedings for which we have established adequate reserves or which, if unpaid, would not reasonably be expected to have a material adverse effect;

          (5) to maintain and keep our property in good repair, working order and condition, unless we have concluded that discontinuing such maintenance would not reasonably be expected to have a material adverse effect; and

          (6) to maintain proper books of records and accounts in accordance with normal business practice.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Indenture provides that neither we nor any of our subsidiaries may consolidate with or merge into any other person or convey, transfer or lease its respective properties and assets (determined on a consolidated basis) substantially as an entirety to any person unless:

          (1) (a) we or one of our subsidiaries is the surviving corporation or
     (b) the person formed by such consolidation or into which we or one of our subsidiaries is merged or the person which acquires our properties and assets is a person organized and existing under the laws of the United States, any State thereof or the District of Columbia and such person expressly assumes, by a supplemental indenture, the payment of the principal of and any premium and interest on the Debt Securities and the performance of our other covenants under the Indenture;

          (2) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

          (3) we deliver to the Trustee Officers' Certificates and Opinions of Counsel.

DEFAULTS

     An "Event of Default" is defined in the Indenture, with respect to Debt Securities of any series issued thereunder, as:

          (1) we default in the payment of any installment of interest upon any of the Debt Securities of that series when due, and continuance of that default for a period of 30 days;

          (2) we default in the payment of principal of or any premium on any Debt Security of that series when due at maturity, upon redemption, by declaration or otherwise;

          (3) we default in the payment of any sinking fund installment or analogous obligation when due in respect of Debt Securities of that series;

          (4) we or any of our subsidiaries default (a) in the payment of any principal of or premium or interest on any other indebtedness, or the obligation to repurchase or acquire any other indebtedness, that is
     outstanding in an aggregate principal amount of at least $     million
     beyond any period of grace provided with respect thereto or (b) in the performance of or compliance with any term of any evidence of any of our other indebtedness in an aggregate outstanding principal amount at least
     $     million or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such other indebtedness has become, or has been declared (or one or more persons are entitled to declare such indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment;

          (5) a final judgment or order for the payment of money in excess of
     $     million shall be entered against us or any of our subsidiaries and such judgment or order is not discharged or stayed within 60 days after entry of such judgment or order;

          (6) we fail to observe or perform any other of our covenants or agreements in the Debt Securities of that series or the Indenture and continuance of such failure for a period of 30 days after the date on which written notice of such failure has been given by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series; and

          (7) certain events of bankruptcy, insolvency or reorganization of Tiffany or any of our subsidiaries shall have occurred.

     The Indenture provides that, if any Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series to be due and payable immediately. Upon certain conditions, such declaration may be annulled and past defaults (except a default in payment of principal of or any premium or interest on the Debt Securities of that series) may be waived by the holders of a majority in principal amount of the outstanding Debt Securities of that series on behalf of the holders of all Debt Securities of that series. In the event of the bankruptcy, insolvency or reorganization of Tiffany or any of our subsidiaries, the claims of holders of the Debt Securities would be subject to the broad equity power of a United States Bankruptcy Court and to the determination by that court of the nature of the rights of such holders.

     The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee upon the occurrence and continuation of an Event of Default to act with the required standard of care, to be indemnified by the holders of any series of outstanding Debt Securities thereunder before proceeding to exercise any right or power under the Indenture at the request of the holders of such series of Debt Securities. The Indenture provides that the holders of a majority in aggregate principal amount of outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred on the Trustee, with respect to the Debt Securities of that series. The Trustee may decline to act if such direction is contrary to law or the Indenture or would involve the Trustee in personal liability.

     Each year, we will file with the Trustee a certificate as to compliance with all conditions and covenants in the Indenture.

DEFEASANCE AND DISCHARGE

     The terms of any series of Debt Securities may provide that we may terminate certain of our obligations under the Indenture with respect such series of Debt Securities by:

          (1) depositing irrevocably with the Trustee for such series as trust funds in trust:

             (a) in the case of Debt Securities denominated in a foreign currency, money in such foreign currency or Foreign Government Obligations of the foreign government or governments issuing such foreign currency,

             (b) in the case of Debt Securities denominated in U.S. dollars, U.S. dollars or U.S. Government Obligations, or

             (c) a combination of money and U.S. Government Obligations or Foreign Government Obligations, as applicable,

        in each case in an amount that through the payment of principal, premium, if any, or interest in respect thereof in accordance with their terms will provide without reinvestment, not later than one business day before the due date of any payment, sufficient money to pay the principal of, premium, if any, and interest on the Debt Securities of such series as they are due; and

          (2) no Event of Default or event that, with notice or lapse of time or both would become an Event of Default with respect to the Debt Securities of that series, shall have occurred and be continuing;

          (3) we have paid all other amounts payable with respect to the Debt Securities of that series;

          (4) such deposit will not result in a breach or violation of the Indenture or any other agreement or instrument to which we are a party; and

          (5) we shall have delivered an opinion of independent counsel that the holders of the Debt Securities of that series will have no federal income tax consequences as a result of such deposit and termination.

     Such termination will not relieve us of our obligation to pay when due the principal of, any premium and interest on the Debt Securities of such series if the Debt Securities of such series are not paid from the money, Foreign Government Obligations or U.S. Government Obligations held by the Trustee.

     "U.S. Government Obligations" means securities that are direct obligations of the United States of America for the payment of which its full faith and credit is pledged or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, that, in either case, are not callable or redeemable at the option of the issuer thereof. "Foreign Government Obligations" means securities denominated in a foreign currency that are direct obligations of a foreign government for the payment of which its full faith and credit is pledged or obligations of a person controlled or supervised by and acting as an agency or instrumentality of a foreign government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such foreign government, that, in either case, are not callable or redeemable at the option of the issuer thereof.

     The applicable prospectus supplement will state whether any defeasance provisions of the Indenture will apply to the Debt Securities offered thereby.

MODIFICATION AND WAIVER

     Certain modifications and amendments of the Indenture may be made by Tiffany and the Trustee only with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of each series issued under the Indenture and affected by the modification or amendment. No modification or amendment, without the consent of the holder of each outstanding Debt Security issued under the Indenture and affected thereby, may:

          (1) change the stated maturity of the principal of or any premium or any interest installment on, any such Debt Security;

          (2) reduce the principal amount of any such Debt Security or any premium or interest on any such Debt Security;

          (3) reduce the amount of principal payable upon acceleration of the maturity of any Original Issue Discount Security;

          (4) change the place of payment where, or currency in which, any principal of, or any premium or interest on, any such Debt Security is payable;

          (5) impair the right to institute suit for the enforcement of any such payment on or after its stated maturity;

          (6) reduce the percentage in principal amount of outstanding Debt Securities of any series the consent of the holders of which is necessary to modify or amend the Indenture or waive any default or Event of Default thereunder; or

          (7) modify the foregoing requirements or reduce the percentage of aggregate principal amount of outstanding Debt Securities of any series required to be held by holders seeking to waive compliance with certain provisions of the Indenture or seeking to waive certain defaults.

     The holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of any series, on behalf of the holders of all Debt Securities of that series, may waive, insofar as that series is concerned, our compliance with certain provisions of the Indenture. The holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of, or any premium or interest on, any Debt Security of that series or in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debt Security issued thereunder of the series affected.

     We and the Trustee may make other modifications and amendments to the Indenture without the consent of holders of the outstanding Debt Securities.

     The Indenture provides that in determining whether the holders of the requisite principal amount of the outstanding Debt Securities issued under such Indenture have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of holders of Debt Securities for quorum purposes:

          (1) the principal amount of an Original Issue Discount Security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof, and

          (2) the principal amount of a Debt Security denominated in a foreign currency or currency unit will be the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the principal amount of such Debt Security or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the amount determined as provided in (1) above.

TITLE

     Tiffany, the Trustee and any agent of Tiffany or the Trustee may treat the registered owner of any Debt Security as the absolute owner thereof, whether or not such Debt Security is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

REPLACEMENT OF DEBT SECURITIES

     Any mutilated Debt Security will be replaced by us at the expense of the holder upon surrender of such Debt Security to the Trustee. Debt Securities that are destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to the Trustee of satisfactory evidence of the destruction, loss or theft thereof. In the case of a destroyed, lost or stolen Debt Security, an indemnity satisfactory to the Trustee and us may be required at the expense of the holder of such Debt Security before issuance of a replacement Debt Security.

GOVERNING LAW

     The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

CONCERNING THE TRUSTEE

     Any Trustee may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series. If two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee will be a Trustee of a trust under the Indenture separate and apart from the trust administered by any other such Trustee. Any action described herein to be taken by the Trustee in that circumstance may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee.

                              PLAN OF DISTRIBUTION

     We may sell the securities being offered by this prospectus separately or together:

     - through agents;

     - to or through underwriters;

     - through dealers;

     - through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     - directly to purchasers, through a specific bidding, auction or other process; or

     - through a combination of any of these methods of sale.

     We may effect the distribution of the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time:

     - at market prices prevailing at the times of sale;

     - at prices related to such prevailing market prices; or

     - at negotiated prices.

     We will describe the method of distribution of the securities in the prospectus supplement.

     Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an "underwriter" of the securities as that term is defined in the Securities Act.

     If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of securities. We will describe any of these activities in the prospectus supplement.

     If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

     We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process.

     Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution.

     No securities may be sold under this prospectus without delivery, in paper format, in electronic format on the Internet, or both, of the applicable prospectus supplement describing the method and terms of the offering.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the offered securities will be passed upon for Tiffany by Gibson, Dunn & Crutcher LLP, New York, New York. Charles K. Marquis, a Tiffany director, was a partner of Gibson, Dunn & Crutcher LLP during 1998.

                                    EXPERTS

     The financial statements and financial statement schedule incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 1999 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all expenses payable by us in connection with the offering of the securities being registered, other than discounts and commissions (all of which are estimates other than the S.E.C. registration fee).

Securities and Exchange Commission registration fee.........  $ 34,750
Printing expenses...........................................  $ 30,000
Legal fees and expenses.....................................  $ 50,000
Accounting fees and expenses................................  $ 50,000
Blue sky fees and expenses..................................  $  5,000
Rating Agency fees..........................................  $150,000
Trustee's and Depositary's fees and expenses................  $ 10,000
Miscellaneous...............................................  $  5,250
                                                              --------
          Total.............................................  $335,000
                                                              ========

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company's Restated Certificate of Incorporation provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except: (i) for any breach of the director's duty of loyalty to the Company or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived any improper personal benefit. Article VI of the Company's By-laws provides that the Company shall indemnify each director, officer or employee of the Company to the fullest extent provided by the laws of the State of Delaware.

     The Company has entered into an indemnity agreement (the "Indemnity Agreement") with each director and executive officer of the Company. By its terms, the Indemnity Agreement holds directors and officers harmless against amounts that they become legally obligated to pay because of acts or omissions that they commit or permit to occur while acting as agents of the Company. The Indemnity Agreement specifically provides that the Company shall pay the costs incurred by an indemnified party (the "Indemnitee") in connection with a derivative action, including the cost of settling such a claim. Pursuant to
Section 2(b) of the Indemnity Agreement, however, the Company may not indemnify an Indemnitee: (i) in respect of a claim based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which he is not legally entitled; (ii) for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company within the meaning of
Section 16(b) of the Securities Exchange Act of 1934; (iii) on account of the Indemnitee's deliberately dishonest conduct; or (iv) for a violation of the Delaware General Corporation Law pertaining to the improper payment of a dividend or redemption of stock.

     The Indemnity Agreement provides that litigation expenses shall be advanced to the Indemnitee at his request provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses. The disinterested members of the Board of Directors, independent counsel or the stockholders may determine whether an indemnification payment should be made in a particular instance. Should indemnification be withheld, the Indemnitee is entitled to seek a final judicial determination or an award in arbitration with respect to his right to indemnification under the

Indemnity Agreement. Should a court of competent jurisdiction determine that the indemnification provided in the Indemnity Agreement is unavailable to the Indemnitee in whole or in part, the Company shall contribute to the payment of the Indemnitee's losses in an amount that is just and equitable, except losses attributable to conduct on the part of the Indemnitee described in Section 2(b) of the Indemnity Agreement, referred to above. The Indemnity Agreement provides that it is not just and equitable for the Company to pay amounts in excess of:
(i) in a case where the Indemnitee is a director of the Company, but not an officer of the Company, an amount equal to five times the amount of fees paid to the Indemnitee for serving as a director during the 12 months preceding the commencement of the subject proceeding; or (ii) in a case where the Indemnitee is a director and an officer of the Company, the amount set forth in clause (i) plus 25% of the aggregate cash compensation paid to the Indemnitee for service in such office(s) during said 12 months; or (iii) in a case where the Indemnitee is an officer of the Company, 25% of the aggregate cash compensation paid to the Indemnitee for service in such office(s) during said 12 months.

ITEM 16. EXHIBITS

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    4.1       Description of the Company's Common Stock contained in the
              Registration Statement filed with the SEC on Form S-1
              (Registration No. 33-12818), as most recently amended on May
              5, 1987, in the Prospectus for the Company's Common Stock
              dated May 5, 1987, as supplemented by the Registration
              Statement dated November 18, 1988, filed with the SEC on
              Form 8-A, as most recently amended by Form 8-A/A dated
              September 24, 1998 and filed on September 25, 1998.
    4.2       Form of Indenture between the Registrant and
                                            , as Trustee.
    5.1       Opinion of Gibson, Dunn & Crutcher LLP
   12.1       Computation of Ratio of Earnings to Fixed Charges
   23.1       Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
              5.1)
   23.2       Consent of PricewaterhouseCoopers LLP
   24.1       Powers of Attorney (see page II-4 of this Registration
              Statement)
   25.1*      Form T-1, Statement of Eligibility under the Trust Indenture
              Act of 1939, as amended, of                               ,
              as Trustee.

---------------
* To be filed by amendment.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 12, 1999.

                                          TIFFANY & CO.

                                          By: /s/  MICHAEL J. KOWALSKI
                                            ------------------------------------
                                              Michael J. Kowalski,
                                              President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS: that each person whose signature appears below constitutes and appoints James N. Fernandez and Patrick B. Dorsey his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                      TITLE                      DATE
                     ---------                                      -----                      ----

              /s/ MICHAEL J. KOWALSKI                President and Chief Executive         July 12, 1999
---------------------------------------------------    Officer, Director (Principal
                Michael J. Kowalski                    Executive Officer)

              /s/ JAMES N. FERNANDEZ                 Executive Vice President and Chief    July 12, 1999
---------------------------------------------------    Financial Officer (Principal
                James N. Fernandez                     Financial Officer)

                /s/ WARREN S. FELD                   Controller (Principal Accounting      July 12, 1999
---------------------------------------------------    Officer)
                  Warren S. Feld

               /s/ WILLIAM R. CHANEY                 Chairman of the Board of Directors    July 12, 1999
---------------------------------------------------
                 William R. Chaney

               /s/ ROSE MARIE BRAVO                  Director                              July 12, 1999
---------------------------------------------------
                 Rose Marie Bravo

                                                     Director                              July  , 1999
---------------------------------------------------
                Samuel L. Hayes III

                     SIGNATURE                                      TITLE                      DATE
                     ---------                                      -----                      ----
              /s/ CHARLES K. MARQUIS                 Director                              July 12, 1999
---------------------------------------------------
                Charles K. Marquis

                /s/ JAMES E. QUINN                   Vice Chairman and Director            July 12, 1999
---------------------------------------------------
                  James E. Quinn

              /s/ WILLIAM A. SHUTZER                 Director                              July 12, 1999
---------------------------------------------------
                William A. Shutzer

                /s/ GERALDINE STUTZ                  Director                              July 12, 1999
---------------------------------------------------
                  Geraldine Stutz

                                 EXHIBIT INDEX

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    4.1       Description of the Company's Common Stock contained in the
              Registration Statement filed with the SEC on Form S-1
              (Registration No. 33-12818), as most recently amended on May
              5, 1987, in the Prospectus for the Company's Common Stock
              dated May 5, 1987, as supplemented by the Registration
              Statement dated November 18, 1988, filed with the SEC on
              Form 8-A, as most recently amended by Form 8-A/A dated
              September 24, 1998 and filed on September 25, 1998.
    4.2       Form of Indenture between the Registrant and
                                            , as Trustee.
    5.1       Opinion of Gibson, Dunn & Crutcher LLP
   12.1       Computation of Ratio of Earnings to Fixed Charges
   23.1       Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
              5.1)
   23.2       Consent of PricewaterhouseCoopers LLP
   24.1       Powers of Attorney (see page II-4 of this Registration
              Statement)
   25.1*      Form T-1, Statement of Eligibility under the Trust Indenture
              Act of 1939, as amended, of                               ,
              as Trustee.

---------------
* To be filed by amendment.